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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 52                                  Trade Date: 01/27/03
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 01/30/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is January 28, 2003



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

         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFA7              $6,901,000.00              3.25%                 07/15/08                 100%

    Interest Payment
       Frequency                                                                  Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption         (including the redemption price)
    ----------------        -----------------     ----------------------        --------------------------------
        02/15/03                   Yes                     Yes                            100% 01/15/04
        monthly                                                                      semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------          ------------------        -----------
     $6,831,990.00             $69,010.00                $1.50             ABN AMRO Financial
                                                                             Services, Inc.
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